MACOM Reports Fiscal Second Quarter 2023 Financial Results

LOWELL, MA, May 4, 2023 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal second quarter ended March 31, 2023.
Second Quarter Fiscal Year 2023 GAAP Results
•Revenue was $169.4 million, an increase of 2.6%, compared to $165.1 million in the previous year fiscal second quarter and a decrease of 5.9% compared to $180.1 million in the prior fiscal quarter;
•Gross margin was 60.6%, compared to 59.9% in the previous year fiscal second quarter and 61.3% in the prior fiscal quarter;
•Income from operations was $35.9 million, or 21.2% of revenue, compared to income from operations of $32.6 million, or 19.7% of revenue, in the previous year fiscal second quarter and income from operations of $38.6 million, or 21.4% of revenue, in the prior fiscal quarter; and
•Net income was $25.8 million, or $0.36 per diluted share, compared to net income of $29.6 million, or $0.42 per diluted share, in the previous year fiscal second quarter and net income of $29.5 million, or $0.41 per diluted share, in the prior fiscal quarter.

Second Quarter Fiscal Year 2023 Adjusted Non-GAAP Results
•Adjusted gross margin was 62.1%, compared to 61.7% in the previous year fiscal second quarter and 62.6% in the prior fiscal quarter;
•Adjusted income from operations was $56.6 million, or 33.4% of revenue, compared to adjusted income from operations of $50.9 million, or 30.8% of revenue, in the previous year fiscal second quarter and adjusted income from operations of $58.8 million, or 32.7% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $56.7 million, or $0.79 per diluted share, compared to adjusted net income of $48.4 million, or $0.68 per diluted share, in the previous year fiscal second quarter and adjusted net income of $58.0 million, or $0.81 per diluted share, in the prior fiscal quarter.
Management Commentary
“While we were generally pleased with our first half results, we expect that the second half will be more challenging,” said Stephen G. Daly, President and Chief Executive Officer. “However, our portfolio expansion strategy remains on track, which we believe will enable us to address new opportunities and support long-term growth.”
Business Outlook
For the fiscal third quarter ending June 30, 2023, MACOM expects revenue to be in the range of $145 million to $150 million. Adjusted gross margin is expected to be between 59.0% and 61.0%, and adjusted earnings per diluted share is expected to be between $0.52 and $0.56 utilizing an anticipated non-GAAP income tax rate of 3% and 71.5 million fully diluted shares outstanding. This guidance range does not include any revenue contributions or financial impact from our pending acquisition of the assets of OMMIC SAS, a semiconductor manufacturer based in France.

Conference Call
MACOM will host a conference call on Thursday, May 4, 2023 at 8:30 a.m. Eastern Time to discuss its fiscal second quarter 2023 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.
About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Datacenter industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, our ability to execute our long-term strategy, improve our position and drive market share gains, our ability to better address certain markets, expand our capabilities and extend our product offerings through the acquisition of Linearizer, the impact of our pending acquisition of OMMIC SAS, strength and competitiveness of new product introductions and technology portfolio expansion, anticipated demand for our products, MACOM’s profitability, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business improvements, the estimated financial results for our 2023 fiscal third quarter and the stated business outlook and future results of operations for the remainder of fiscal year 2023.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including any failure to accurately anticipate demand for our products and effectively manage our inventory; risks related to any weakening of economic conditions; our dependence on a limited number of customers; our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of the COVID-19 pandemic, geopolitical unrest or otherwise; inflationary pressures; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest (income) expense. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, acquisition and integration related costs, equity method investment gains and losses and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs - includes items such as professional fees and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Equity Method Investment Gain, net – primarily includes non-cash gains and losses associated with a non-marketable equity investment we had in Ampere Computing Holdings LLC and the $118.2 million cash gain on the sale of this investment in December 2021. We believe these items are not correlated to future business operations and including such amounts does not reflect our ongoing operations.

Tax Effect of Non-GAAP Adjustments – Includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first and second quarter of fiscal year 2023 and for our second, third and fourth quarters of fiscal year 2022 and 5% for our first quarter of fiscal year 2022. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to gains or losses associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and merger expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

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Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022	March 31, 2023	April 1, 2022

Revenue	$169,406	$180,104	$165,147	$349,510	$324,767
Cost of revenue	66,716	69,749	66,158	136,465	131,636
Gross profit	102,690	110,355	98,989	213,045	193,131
Operating expenses:
Research and development	35,537	38,832	35,455	74,369	70,925
Selling, general and administrative	31,249	32,940	30,963	64,189	62,566
Total operating expenses	66,786	71,772	66,418	138,558	133,491
Income from operations	35,904	38,583	32,571	74,487	59,640
Other income (expense):
Interest income (expense), net	1,634	602	(1,389)	2,236	(3,082)
Other (expense) income, net	(123)	(55)	(55)	(178)	114,853
Total other income (expense)	1,511	547	(1,444)	2,058	111,771
Income before income taxes	37,415	39,130	31,127	76,545	171,411
Income tax expense	11,660	9,611	1,569	21,271	3,026
Net income	$25,755	$29,519	$29,558	$55,274	$168,385

Net income per share:
Income per share - Basic	$0.36	$0.42	$0.42	$0.78	$2.42
Income per share - Diluted	$0.36	$0.41	$0.42	$0.77	$2.37
Weighted average common shares:
Shares - Basic	70,799	70,481	69,788	70,640	69,594
Shares - Diluted	71,402	71,374	71,107	71,388	71,166

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2023	September 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$136,573	$119,952
Short-term investments	440,735	466,580
Accounts receivable, net	121,823	101,551
Inventories	131,882	114,960
Prepaid and other current assets	17,303	10,040
Total current assets	848,316	813,083
Property and equipment, net	123,266	123,701
Goodwill and intangible assets, net	391,899	362,671
Deferred income taxes	217,816	237,415
Other long-term assets	36,176	34,947
Total assets	$1,617,473	$1,571,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$4,870	$1,006
Accounts payable	31,095	30,733
Accrued liabilities	55,284	65,475
Total current liabilities	91,249	97,214
Finance lease obligations, less current portion	26,486	27,032
Financing obligation	9,436	9,544
Long-term debt obligations	566,743	565,920
Other long-term liabilities	29,544	29,359
Total liabilities	723,458	729,069
Stockholders’ equity	894,015	842,748
Total liabilities and stockholders’ equity	$1,617,473	$1,571,817

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended
	March 31, 2023	April 1, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,274	$168,385
Depreciation and intangible asset amortization	25,365	29,080
Share-based compensation	20,507	19,916
Gain on equity method investment, net	—	(114,908)
Deferred income taxes	20,233	1,284
Other adjustments, net	(2,784)	1,176
Accounts receivable	(18,316)	(15,983)
Inventories	(8,236)	(10,653)
Change in other operating assets and liabilities	(21,296)	(1,700)
Net cash provided by operating activities	70,747	76,597
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(50,835)	—
Proceeds from sale of equity method investment	—	127,750
Sales, purchases and maturities of investments	33,477	(190,801)
Purchases of property and equipment	(15,614)	(12,184)
Proceeds from sale of assets	8,000	23
Net cash used in investing activities	(24,972)	(75,212)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(591)	(500)
Proceeds from stock option exercises and employee stock purchases	2,320	5,135
Repurchase of common stock - tax withholdings on equity awards	(31,253)	(34,758)
Net cash used in financing activities	(29,524)	(30,123)
Foreign currency effect on cash	370	(224)
NET CHANGE IN CASH AND CASH EQUIVALENTS	16,621	(28,962)
CASH AND CASH EQUIVALENTS — Beginning of period	119,952	156,537
CASH AND CASH EQUIVALENTS — End of period	$136,573	$127,575

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$102,690	60.6	$110,355	61.3	$98,989	59.9	$213,045	61.0	$193,131	59.5
Amortization expense	987	0.6	910	0.5	1,778	1.1	1,897	0.5	4,283	1.3
Share-based compensation expense	1,261	0.7	1,474	0.8	1,143	0.7	2,735	0.8	2,544	0.8
Acquisition and integration related costs	221	0.1	—	—	—	—	221	0.1	—	—
Adjusted gross profit (Non-GAAP)	$105,159	62.1	$112,739	62.6	$101,910	61.7	$217,898	62.3	$199,958	61.6

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$66,786	39.4	$71,772	39.9	$66,418	40.2	$138,558	39.6	$133,491	41.1
Amortization expense	(5,765)	(3.4)	(5,903)	(3.3)	(6,277)	(3.8)	(11,667)	(3.3)	(13,058)	(4.0)
Share-based compensation expense	(9,594)	(5.7)	(11,973)	(6.6)	(9,125)	(5.5)	(21,567)	(6.2)	(20,417)	(6.3)
Acquisition and integration related costs	(2,822)	(1.7)	—	—	—	—	(2,822)	(0.8)	—	—
Adjusted operating expenses (Non-GAAP)	$48,605	28.7	$53,896	29.9	$51,016	30.9	$102,502	29.3	$100,016	30.8

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$35,904	21.2	$38,583	21.4	$32,571	19.7	$74,487	21.3	$59,640	18.4
Amortization expense	6,752	4.0	6,813	3.8	8,054	4.9	13,564	3.9	17,341	5.3
Share-based compensation expense	10,855	6.4	13,447	7.5	10,268	6.2	24,302	7.0	22,961	7.1
Acquisition and integration related costs	3,043	1.8	—	—	—	—	3,043	0.9	—	—
Adjusted income from operations (Non-GAAP)	$56,554	33.4	$58,843	32.7	$50,893	30.8	$115,396	33.0	$99,942	30.8

Depreciation expense	5,759	3.4	6,042	3.4	5,792	3.5	11,801	3.4	11,739	3.6
Adjusted EBITDA (Non-GAAP)	$62,313	36.8	$64,885	36.0	$56,685	34.3	$127,197	36.4	$111,681	34.4

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$25,755	15.2	$29,519	16.4	$29,558	17.9	$55,274	15.8	$168,385	51.8
Amortization expense	6,752	4.0	6,813	3.8	8,054	4.9	13,564	3.9	17,341	5.3
Share-based compensation expense	10,855	6.4	13,447	7.5	10,268	6.2	24,302	7.0	22,961	7.1
Non-cash interest, net	411	0.2	412	0.2	411	0.2	823	0.2	869	0.3
Acquisition and integration related costs	3,043	1.8	—	—	—	—	3,043	0.9	—	—
Equity method investment gain, net	—	—	—	—	—	—	—	—	(114,908)	(35.4)
Tax effect of non-GAAP adjustments	9,906	5.8	7,816	4.3	73	—	17,723	5.1	(861)	(0.3)
Adjusted net income (Non-GAAP)	$56,722	33.5	$58,007	32.2	$48,364	29.3	$114,729	32.8	$93,787	28.9

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$25,755	$0.36	$29,519	$0.41	$29,558	$0.42	$55,274	$0.77	$168,385	$2.37

Adjusted net income (Non-GAAP)	$56,722	$0.79	$58,007	$0.81	$48,364	$0.68	$114,729	$1.61	$93,787	$1.32

	Three Months Ended						Six Months Ended
	March 31, 2023		December 30, 2022		April 1, 2022		March 31, 2023		April 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest (income) expense, net - GAAP	$(1,634)	(1.0)	$(602)	(0.3)	$1,389	0.8	$(2,236)	(0.6)	$3,082	0.9
Non-cash interest expense	(411)	(0.2)	(412)	(0.2)	(412)	(0.2)	(823)	(0.2)	(869)	(0.3)
Adjusted interest (income) expense (Non-GAAP)	$(2,045)	(1.2)	$(1,014)	(0.6)	$977	0.6	$(3,059)	(0.9)	$2,213	0.7